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                                                                   EXHIBIT 99.3


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[UNION TEXAS PETROLEUM LOGO]

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                   UNION TEXAS PETROLEUM REPORTS 1997 RESULTS
               COMPANY REPLACES 135% OF 1997 WORLDWIDE PRODUCTION


Contact:   Carol Cox
           713-968-2714

        Houston, January 27, 1998 -- Union Texas Petroleum Holdings, Inc. (NYSE:
UTH) today reported 1997 earnings of $1.60 per share, compared to $1.75 per share in 1996. Net income for 1997 was $136 million, versus $152 million in 1996. Sales and operating revenues for 1997 totaled $909 million, compared to $1 billion in 1996.

        During 1997's third quarter, Union Texas recorded certain one-time non-cash tax items, which together provided a $29 million net benefit. Excluding these items, earnings for 1997 were $1.26 per share or $107 million in net income. Union Texas said its 1997 performance was adversely affected by an anticipated decline in liquefied natural gas (LNG) sales volumes in Indonesia, higher exploration expenses and lower crude oil prices, partially offset by lower interest expense and higher ethylene margins in the U.S.

        Commenting on the company's performance during 1997, Chairman and CEO John Whitmire said, "Although lower crude oil prices and the anticipated decline in LNG sales volumes affected our financial performance for 1997, Union Texas made excellent progress during the year in growing our worldwide businesses. We created new operated core areas for Union Texas in Venezuela, Kazakhstan and the Caspian Sea, which are among the premier oil regions in the world. We also replenished our exploration portfolio with a focus on developing a more balanced program. Overall, we added 11 new concessions to our exploration program in 1997, including China's Bohai Bay where we've participated in two oil discoveries. We made significant progress on development projects at the U.K. North Sea's Britannia field and the Alpine field on Alaska's North Slope. Together, our new operations at Venezuela's Boqueron area, Britannia and Alpine are expected to account for approximately 35,000 barrels of oil equivalent a day net to Union Texas by 2000."


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        For the full year 1997, Union Texas' worldwide oil and gas sales volumes fell 10% from 47.2 million barrels of oil equivalent in 1996 to 42.4 million barrels in 1997 due principally to an 18% decline in the amount of natural gas supplied by the company and its co-venturers to an Indonesian LNG plant. The decrease in Indonesian gas volumes was partially offset by higher oil sales volumes from the U.K. North Sea's Alba field and from Union Texas' operations in Pakistan. Union Texas said its average sales price for oil worldwide declined from $19.37 per barrel in 1996 to $17.52 in 1997. The company's average sales price for Indonesian LNG in 1997 was $3.45 per thousand cubic feet of gas, compared to $3.52 in 1996.

         At its petrochemicals operations in Louisiana, Union Texas' ethylene margins rose in 1997, averaging 9 cents per pound of ethylene, up from 6 cents in 1996. The higher margins primarily were driven by increased ethylene sales prices and lower feedstock costs.

         Union Texas attributed the higher exploration expenses in 1997 compared to 1996 to its significantly increased level of worldwide exploration activities. During 1997, Union Texas participated in 15 exploratory wells, up from 13 in 1996. Of the 15 exploration wells in 1997, five resulted in discoveries, including two in China's Bohai Bay and three in Pakistan's Badin area. The unsuccessful wells included the Monte Foi prospect in Italy, the Marvi well in Eastern Pakistan, and the Sidi Limane-1 prospect in Algeria. In Algeria, the venture plans to begin drilling its second well during the first quarter of 1998.

FOURTH QUARTER RESULTS

        For the fourth quarter of 1997, Union Texas reported a net loss of $1 million, or a loss of 2 cents per share. In the same period of 1996, the company had earnings of 47 cents per share on $40 million in net income. Union Texas said the loss in 1997's fourth quarter was due to higher exploration expenses, lower oil and gas prices and an anticipated decline in LNG sales volumes. Sales and operating revenues for 1997's fourth quarter were $233 million, versus $300 million for 1996's corresponding quarter.



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RESERVES INCREASE IN 1997

         Union Texas' proved worldwide reserves at year-end 1997 rose to 459 million barrels of oil equivalent, up from 443 million barrels at the end of 1996. The growth in reserves reflected Union Texas' acquisition of an operating service contract for the Boqueron area in Venezuela, which accounted for about 40 million barrels in proved reserves recorded in 1997. The increase in reserves also included revisions at the company's operations in Pakistan and the U.K. North Sea. Union Texas replaced approximately 135% of its 1997 worldwide production, which was approximately 44.2 million barrels of oil equivalent. Over the three-year period of 1995-97, the company replaced about 134% of its worldwide production at a cost of $6.13 per barrel of oil equivalent.

STOCK BUYBACK

         During the first quarter of 1997, Union Texas completed a stock buyback program to repurchase 2 million shares of its common stock that was announced in October 1996. The company repurchased the remaining 1,821,264 shares of common stock under the buyback program in 1997's first quarter. "Since 1994, the company has bought 4 million shares of stock for $76.9 million, including 3.4 million shares since January 1996. We feel that the repurchase of our shares represented an attractive investment opportunity for our company," said Whitmire.

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE:UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia, and other strategic areas. The company has petrochemical operations in Louisiana.

         This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act that involve risks and uncertainties, including price volatility, exploration, development, operational and implementation risks, and other factors described from time to time in the company's publicly available SEC reports, which could cause actual results to differ materially.


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         Comparative financial highlights follow (amounts in millions, except per share data):

                                                     THREE MONTHS
                                                        ENDED
                                                      DECEMBER 31
                                                      -----------
                                                  1997           1996
                                                  ----           ----
Net income (loss)................................$   (1)        $   40
Earnings (loss) per share(a).....................$ (.02)        $  .47
Sales and operating revenues.....................$  233         $  300
Average common shares outstanding................  85.1           86.5

                                                    FULL YEAR ENDED
                                                      DECEMBER 31
                                                      -----------
                                                  1997           1996
                                                  ----           ----
Net income.......................................$  136         $   152
Earnings per share(a)............................$ 1.60         $  1.75
Sales and operating revenues.....................$  909         $ 1,008
Average common shares outstanding................  85.1            87.2


Additional financial and operating information appears on the attached pages.



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                              UNION TEXAS PETROLEUM
                                FINANCIAL SUMMARY
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

                                      FOURTH QUARTER       FULL YEAR
                                      --------------       ---------
                                      1997      1996     1997        1996
                                      ----      ----     ----        ----
Sales and operating revenues        $  233    $  300   $  909      $1,008

Net income (loss)                   $   (1)   $   40   $  136      $  152
     Major operations(b)
         Indonesia                  $   23    $   22   $  106      $  121
         U.K. North Sea             $   23    $   34   $   68(c)   $   85
         Pakistan                       --    $    7   $   19      $   27
         Petrochemicals             $    4    $    2   $   20      $   15

Earnings (loss) per share           $ (.02)   $  .47   $ 1.60      $ 1.75
     of common stock

Discretionary cash flow(d)          $  107    $  115   $  404      $  401
     Major operations(b)
         Indonesia                  $   39    $   38   $  162      $  177
         U.K. North Sea             $   58    $   78   $  216      $  224
         Pakistan                   $   17    $   10   $   50      $   39
         Petrochemicals             $    8    $    5   $   37      $   29

Average common shares outstanding     85.1      86.5     85.1        87.2

See footnotes on page 8


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                              UNION TEXAS PETROLEUM
                       DISCRETIONARY CASH FLOW SUMMARY(d)
                              (AMOUNTS IN MILLIONS)

                             FOURTH QUARTER     FULL YEAR
                             --------------     ---------
                             1997     1996     1997     1996
                            -----    -----    -----    -----
Net income (loss)           $  (1)   $  40    $ 136    $ 152
Less: Equity income         $   3    $   4    $  21    $  26
Add:
     DD&A                   $  63    $  60    $ 216    $ 212
     Deferred taxes         $ (12)   $ (10)   $ (63)   $ (33)
     Exploration expenses   $  52    $  19    $  99    $  52
     Equity DCF(e)          $   8    $  10    $  37    $  44
Discretionary cash flow     $ 107    $ 115    $ 404    $ 401
See footnotes on page 8

                              OPERATING SUMMARY(f)

                                          FOURTH QUARTER          FULL YEAR
                                          --------------          ---------
                                          1997       1996      1997      1996
                                          ----       ----      ----      ----
Net crude oil sales (MBBLS/D)
     U.K. North Sea                         47         47        43        43
     Indonesia                               6          5         6         6
     Pakistan                                7          9         7         6
Average crude oil prices (per BBL)
     U.K. North Sea                    $ 16.89    $ 21.82   $ 17.28   $ 19.60
     Indonesia                         $ 19.60    $ 22.60   $ 19.71   $ 19.49
     Pakistan                          $ 16.90    $ 20.07   $ 17.09   $ 17.75
Net natural gas sales (MMCF/D)
     Indonesian LNG                        169        197       179       218
     U.K. North Sea                         25         85        28        46
     Pakistan                               39         39        37        41
Average natural gas prices (per MCF)
     Indonesian LNG                     $ 3.15    $  3.97   $  3.45   $  3.52
     U.K. North Sea(g)                  $ 2.89    $  3.33   $  2.92   $  2.83
     Pakistan                           $ 1.53    $  1.53   $  1.61   $  1.61
Ethylene (per LB)
     Sales price                        $  .22    $   .24   $   .24   $   .22
     Margins                            $  .05    $   .05   $   .09   $   .06
     Sales volumes (MLBS/D)(h)           1,409      1,427     1,301     1,392
See footnotes on page 8



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                              UNION TEXAS PETROLEUM
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                   FOURTH QUARTER         FULL YEAR
                                                   --------------         ---------
                                                   1997       1996      1997      1996
                                                   ----       ----      ----      ----
Revenues:
     Sales and operating revenues               $   233    $   300   $   909   $ 1,008
     Interest income and other revenue               --         --         3         2
     Net earnings of equity investees                 3          4        21        26
                                                -------    -------   -------   -------
Total revenues                                      236        304       933     1,036
Costs and other deductions:
     Product costs and operating expenses            84         99       315       341
     Exploration expenses                            52         19        99        52
     Depreciation, depletion and amortization        63         60       216       212
     Selling, general and administrative
         expenses                                     7          8        27        27
     Interest expense(i)                             --          5         7        25
                                                -------    -------   -------   -------
Income before taxes                                  30        113       269       379
Income taxes                                         31         73       133       227
                                                -------    -------   -------   -------
Net income (loss)                               $    (1)   $    40   $   136   $   152
                                                =======    =======   =======   =======
Earnings (loss) per share of common             $  (.02)   $   .47   $  1.60   $  1.75
                                                =======    =======   =======   =======
     stock
Dividends per share of common stock             $   .05    $   .05   $   .20   $   .20
                                                =======    =======   =======   =======
Weighted average number of shares
    outstanding                                    85.1       86.5      85.1      87.2
                                                =======    =======   =======   =======
See footnotes on page 8


                           SELECTED BALANCE SHEET DATA
                              (AMOUNTS IN MILLIONS)

                                   DECEMBER 31, 1997      December 31, 1996
Total assets                          $ 2,022                  $ 1,942
Long-term debt                        $   626                  $   558
Shareholders' equity                  $   669                  $   586


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                                    FOOTNOTES



(a) The amounts shown for earnings per share are basic, undiluted amounts. Diluted earnings per share are $(.02) and $.46 for the fourth quarter of 1997 and 1996, respectively, and $1.59 and $1.74 for the full year 1997 and 1996, respectively.
(b) Excludes corporate items and other worldwide exploration ventures.
(c) Includes a $14 million charge related to changes in U.K. corporate taxes.
(d) Discretionary cash flow (DCF) is net income (less equity income) excluding depreciation, deferred taxes, and exploration expenses plus the company's estimated share of discretionary cash flow from its equity interests.
(e) Equity DCF reflects the company's estimated share of discretionary cash flow primarily from its equity interest in the Unimar partnership.
(f) Excludes the Unimar equity partnership.
(g) Excludes capacity charge of $39 million and $36 million in 1997 and 1996, respectively, from the North and South gas fields in the U.K. North Sea.
(h) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.
(i) Interest expense is net of amounts capitalized of $12 million and $7 million in the fourth quarter of 1997 and 1996, respectively, and $41 million and $26 million for the full year 1997 and 1996, respectively.

                                      # # #


For additional information, contact:
Carol Cox, media           John Zimmerman, analysts and investors
713-968-2714               713-968-2740





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